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                                                                    EXHIBIT 99.1

DATE:  March 16, 2005

FROM:
Dura Automotive Systems, Inc.
2791 Research Drive
Rochester Hills, Michigan 48309

Keith Marchiando (248) 299-7500


FOR IMMEDIATE RELEASE

     DURA AUTOMOTIVE ANNOUNCES REVISED FIRST QUARTER AND FULL-YEAR GUIDANCE


         ROCHESTER HILLS, Mich., March 16 -- DURA Automotive Systems, Inc. (Nasdaq: DRRA), today revised its first quarter and full-year 2005 guidance. DURA is lowering its first quarter adjusted EBITDA guidance from a range of $45 to $48 million to a range of approximately $38 to $43 million, or a reduction in adjusted income from continuing operations guidance from a range of $0.05 to $0.15 per diluted share to a loss in the range of $0.10 to $0.35 per diluted share. DURA is also lowering its full-year guidance for adjusted EBITDA to a range of $185 to $195 million from approximately $210 million. A reconciliation of adjusted EBITDA and adjusted income from continuing operations to the most directly comparable GAAP measures is set forth on the following page.

         DURA's revised adjusted EBITDA guidance reflects a more significant than previously expected decline in North American light truck production; slower than expected OEM launches in key European programs; delays in the conclusion of certain key customer negotiations concerning steel and other raw material pricing; additional Sarbanes-Oxley compliance expenses; and start-up issues at facilities which have recently taken on additional manufacturing responsibilities as a result of facility consolidation actions. Sales guidance remains unchanged, reductions in light truck volumes were offset by changes in foreign exchange.

         "We are not satisfied with our results thus far this year and the outlook for the remainder of 2005," said Larry Denton, president and chief executive officer of DURA Automotive. "We will continue to work diligently to offset further escalating material costs, and will institute the following actions. We must conclude open steel and other raw material cost recovery negotiations with our customers within the next 45 days. Additional cost containment actions have been implemented to trim DURA's overhead and SG&A costs. Specifically, we will eliminate the 2005 management bonus plan, freeze salaried wages through the remainder of the year, and eliminate a performance-based 401k discretionary contribution. While these actions are difficult, we are committed to delivering our shareholders value under these more challenging conditions than previously expected."

         DURA Automotive Systems, Inc., is a leading independent designer and manufacturer of driver control systems, seating control systems, glass systems, engineered assemblies, structural door modules and exterior trim



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systems for the global automotive and recreation & specialty vehicle industries.
DURA sells its products to every major North American, Asian and European automotive original equipment manufacturer (OEM) and many leading Tier 1 automotive suppliers. DURA is headquartered in Rochester Hills, Mich.
Information about DURA and its products is available on the Internet at www.duraauto.com.


Use of Non-GAAP Financial Information

In addition to the results reported in accordance with accounting principles generally accepted in the United States ("GAAP") included throughout this news release, the Company has provided information regarding "adjusted income from continuing operations" and "adjusted EBITDA" (non-GAAP financial measures). Adjusted income from continuing operations represents income from continuing operations adjusted for severance charges, facility consolidation and other charges, net and loss on early extinguishment of debt, net. Adjusted EBITDA represents income from continuing operations adjusted for severance charges, facility consolidation and other charges, loss on early extinguishment of debt, interest, amortization and taxes. Management believes that adjusted income from continuing operations and adjusted EBITDA are useful to both management and investors in their analysis of the Company's ability to analyze operational performance. Adjusted income from continuing operations and adjusted EBITDA should not be considered in isolation or as a substitute for net income or other income statement data prepared in accordance with GAAP, or as a measure of profitability or liquidity. Also, adjusted income from continuing operations and adjusted EBITDA, as determined and presented by the Company, may not be comparable to related or similarly titled measures reported by other companies.



Forward-Looking Statements

This press release contains forward-looking statements that are subject to risks and uncertainties. These statements often include words such as "believe," "expect," "anticipate," "intend," "plan," "estimate," or similar expressions. These statements are based on certain assumptions that the company has made in light of its experience in the industry as well as its perspective of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Actual results may differ materially from the anticipated results because of certain risks and uncertainties, including but not limited to (i) expected synergies, economies of scale and cost savings from the company's acquisitions not being fully realized or realized within the expected times frames; (ii) unanticipated difficulties servicing the indebtedness of the company; (iii) costs or operational difficulties related to integrating the operations of the acquired entities with those of the company being greater than expected; (iv) labor disputes involving the company or its significant customers; (v) risks associated with conducting business in foreign countries, and (vi) general economic or business conditions affecting the automotive industry, either nationally or regionally, being less favorable than expected.



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                 DURA AUTOMOTIVE SYSTEMS, INC. AND SUBSIDIARIES
                            ADJUSTED EBITDA GUIDANCE
               ADJUSTED INCOME FROM CONTINUING OPERATIONS GUIDANCE
           (AMOUNTS IN MILLIONS, EXCEPT PER SHARE AMOUNTS - UNAUDITED)

                                                     Three Months Ended               Twelve Months Ended
                                                       March 31, 2005                   December 31, 2005
                                                            Range                            Range
                                                     Low             High            Low               High
                                                     ---             ----            ---               ----
Operating Income                                       16.9           21.9             96.8            106.8
Depreciation expense                                   20.2           20.2             82.1             82.1
Amortization expense                                    0.1            0.1              0.4              0.4
Facility consolidation and other charges                0.8            0.8              5.7              5.7
                                                   --------       --------        ---------          -------
       Adjusted EBITDA                             $   38.0       $   43.0        $   185.0          $ 195.0
                                                   ========       ========        =========          =======


Income from continuing operations                  $   (7.6)      $   (2.6)
Facility consolidation and other charges, net           0.8            0.8
                                                   --------       --------
   Adjusted income from continuing operations      $   (6.8)      $   (1.8)
                                                   ========       ========

Diluted earnings per share:
   Adjusted income from continuing operations      $  (0.35)      $  (0.10)
                                                   ========       ========
Diluted shares outstanding                             18.8           18.8
                                                   ========       ========
